UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2014
Date of Report (Date of earliest event reported)

GALA GLOBAL INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52044	42-1771014
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1100 Quail Street, Suite 100, Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

(775) 321-8238

Registrant's telephone number, including area code

2780 South Jones Blvd. #3725, Las Vegas, Nevada, 89146
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01.     CHANGES IN CONTROL OF REGISTRANT

On May 19, 2014, a change in control of Gala Global Inc. (the "Company") occurred when IDG Ventures Ltd. (“IDG”) sold all of its 3,547,000 common shares in a private share purchase transaction to the three individuals listed below.  The consideration paid was $125,000 in cash. The certificates will be processed into the names of the Purchasers and the appropriate SEC documentation filed.  The three individuals now have voting control over 60.04% in the aggregate of the Company’s issued and outstanding common stock.

Purchasers	Share position	Percentage of outstanding
James Haas	1,773,500 shares	30.02%
George Lefevre	886,750 shares	15.01%
Owen Naccarato	886,750 shares	15.01%

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 1, 2014	By:	/s/ George Lefevre
George Lefevre
	Title:	Chief Executive Officer, Director